Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Integrity Financial Corporation

We consent to the incorporation by reference in the Registration Statement of Integrity Financial Corporation on Form S-8 of our report dated February 26, 2004 for the year ended December 31, 2003.

Sanford, North Carolina

February 22, 2005